Investor Relations | August 2017 Investor Day Presentation | November 2017

Investor Day | November 2017 Safe Harbor Statement Forward-Looking Statements - Certain statements in this presentation regarding anticipated financial outcomes including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, including expected harvest schedules, timberland acquisitions, sales of non-strategic timberlands, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward- looking. While management believes that these forward-looking statements are reasonable when made, forward- looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. The following important factors, among others, could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings; entry of new competitors into our markets; changes in global economic conditions and world events; fluctuations in demand for our products in Asia, and especially China; various lawsuits relating to matters arising out of our previously announced internal review and restatement of our consolidated financial statements; the uncertainties of potential impacts of climate-related initiatives; the cost and availability of third party logging and trucking services; the geographic concentration of a significant portion of our timberland; our ability to identify, finance and complete timberland acquisitions; changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products; interest rate and currency movements; our capacity to incur additional debt; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; changes in key management and personnel; our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) and changes in tax laws that could adversely affect beneficial tax treatment; the cyclical nature of the real estate business generally; a delayed or weak recovery in the housing market; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; unexpected delays in the entry into or closing of real estate transactions; changes in environmental laws and regulations that may restrict or adversely impact our ability to sell or develop properties; the timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans. For additional factors that could impact future results, please see Item 1A - Risk Factors in the Company’s most recent Annual Report on Form 10-K and similar discussion included in other reports that we subsequently file with the Securities and Exchange Commission (“SEC”). Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent reports filed with the SEC. Non-GAAP Financial Measures - To supplement Rayonier’s financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Rayonier uses certain non-GAAP measures, including “cash available for distribution,” and “Adjusted EBITDA,” which are defined and further explained in this communication. Reconciliation of such measures to the nearest GAAP measures can also be found in this communication. Rayonier’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. 1

Investor Day | November 2017 Today’s Presenters and Agenda Rayonier Today Dave Nunes | President & Chief Executive Officer Deconstructing Timberland Returns Mark McHugh | SVP & Chief Financial Officer Timber Segments Overview Doug Long | SVP, U.S. Operations Real Estate / HBU Strategy Chris Corr | SVP, Real Estate & Public Affairs Portfolio Management Strategy Rhett Rogers | VP, Portfolio Management Closing Remarks, Q&A Dave Nunes 2

Investor Day | November 2017 Rayonier Today 3

Investor Day | November 2017 New Zealand (37%) Real Estate (19%) Pacific Northwest (10%) U.S. South (33%) Rayonier At A Glance 4 2.7 million acres LTM ADJ. EBITDA $265MM $1.6 billion of timberlands acquired since 2011 100% certified Value-added Real Estate Platform ~325 employees Established in 1926 Mission: Provide industry-leading returns through intensive asset management and effective capital allocation Trading (1%) SFI-00023 ~10 million tons annually Sustainable yield of

Investor Day | November 2017 MISSION STATEMENT The Rayonier Roadmap to Success Our focused long-term strategy, coupled with our strong culture, will chart the path to achieving our vision. Provide industry-leading returns through intensive asset management and effective capital allocation Long-term strategy focused on creating value from our timberlands and HBU portfolio Strategy STRATEGY Working together as a team with empowered people and strong core values Strategy CULTURE Building long-term value per share through nimble capital allocation StrategyCAPITAL ALLOCATION VISION ▪ Preferred timberland investment vehicle for institutional investors ▪ Best-in-class assets, operations, disclosure and transparency ▪ Preferred employer for forestry and land management professionals 5

Investor Day | November 2017 6 Rayonier’s Strategic Priorities MANAGE FOR LONG-TERM VALUE ACQUIRE HIGH-QUALITY TIMBERLANDS OPTIMIZE PORTFOLIO VALUE FOCUS ON QUALITY OF EARNINGS ENHANCE DISCLOSURE  Design harvest strategy to achieve long-term, sustainable yield  Balance biological growth, harvest cash flow and responsible stewardship  Focus on harvest operations and rural land sales to support dividends  De-emphasize sale of “non-strategic” timberlands to augment cash flow  Establish Rayonier as industry leader in transparent disclosure  Provide investors with meaningful information about timberland portfolio  Opportunistically monetize lands where premium valuations can be achieved  Pursue value creation activities on select properties to enhance long-term value  Pursue acquisitions that improve portfolio quality and sustainable yield  Maintain disciplined approach to acquisitions, minimize HBU speculation

Execution Against Strategy (since 2014 spin-off)

MANAGE FOR LONG-TERM VALUE	▪ Long range plan based on a sustainable yield harvest, with full investor visibility ▪ Demonstrated flexibility to adjust harvest levels to optimize long-term value ▪ Deferred 500,000 tons in 2016 to capitalize on stronger markets in 2017
ACQUIRE HIGH-QUALITY TIMBERLANDS	▪ Acquired ~$800 MM of timberland since spin-off (89% U.S. / 11% NZ) ▪ Focused acquisition efforts on high quality, CAD* accretive properties based on market quality, site index, species mix, and merchantable timber stocking
OPTIMIZE PORTFOLIO VALUE	▪ 2015 – 2017 YTD Real Estate sales of $234 MM at average price of $2,750 per acre ▪ Launched Wildlight and Belfast Commerce Park Improved Development projects ▪ Redeployed $250 MM from Large Dispositions to partially fund major acquisitions
FOCUS ON QUALITY OF EARNINGS	▪ Dividend fully funded from recurring harvest and HBU land sales ▪ Reduced reliance on sales of non-HBU timberland to augment cash flow ▪ Created "Large Dispositions"* category to address sale of assets for capital allocation
ENHANCE DISCLOSURE	▪ Committed to industry leadership in transparent investor disclosure ▪ Improved disclosures in key areas such as forest productivity, sustainable yield, EBITDA* per ton, age class profile, and regional supply / demand dynamics

* Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations).

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Investor Day | November 2017 Historical Returns / Correlation by Asset Class 8 Annualized Total Returns (1991 – Q3 2017) Timberland investment has consistently provided durable total returns with low correlation to the broader market and alternatives. Source: NCREIF, FTSE, NAREIT, Bloomberg, SNL Datasource, Factset. Correlation (1991 – Q3 2017) Why Timber?1 Why Now?2 Why RYN?3 11.9% 11.4% 11.0% 10.2% 9.8% 8.1% 6.0% 6.0% 2.6% 2.3% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 0.45 0.29 0.25 0.17 0.17 0.17 0.12 0.03 (0.04) U.S. 3-Month T-Bill Inflation - CPI NCREIF Farmland MSCI EAFE S&P 500 Russell 2000 Aggregate U.S. Bond Index FTSE U.S. All Equity REITs NCREIF Real Estate

Investor Day | November 2017 Timberland Risk vs. Return 9 Timberland Exhibits Low Volatility Historically Timberland has historically achieved strong relative returns while exhibiting materially lower volatility, thus reducing portfolio risk. Source: NCREIF, FTSE, NAREIT, Bloomberg, SNL Datasource, Factset, Hancock Natural Resource Group. Illustrative Risk Efficient Frontiers Why Timber?1 Why Now?2 Why RYN?3 R² = 0.4635 – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% – 5.0% 10.0% 15.0% 20.0% A n n u a li z e d T o ta l Ret u rn Standard Deviation CPI U.S. 3-Month T-Bill Bloomberg Barclays Aggregate U.S. Bond Index NCREIF Timberland Index MSCI EAFE Index NCREIF Real Estate Index NCREIF Farmland Index S&P 500 FTSE NAREIT U.S. All Equity REITs Russell 2000 6.00% 6.25% 6.50% 6.75% 7.00% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0% 10.5% T o ta l R e tu rn ( % / Y e a r) Volatility (% / Year) Model Institutional Portfolio Institutional Portfolio with Timberland

Investor Day | November 2017 – 10% 20% 30% 40% 50% 60% 70% – 20 40 60 80 100 120 140 160 180 200 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Stand Age PPW Tons CNS Tons Saw Tons % Grade – $5 $10 $15 $20 $25 $30 – $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 1 1 13 4 15 16 17 18 19 20 21 2 23 24 25 26 27 28 29 30 Stand Age PPW Value CNS Value Saw Value $/Ton Pulpwood $/Ton Sawtimber $/Ton Composite (tons per acre) (% grade) Biological Growth Drives Returns / Mitigates Risk 10 Stand Development by Product Category Stand development increases total volume and the proportion of grade products. The shift toward higher-value products increases total value and average composite price per ton. Source: TimberMart-South, Plantation Management Research Cooperative (PMRC), Rayonier Analysis. Note: TimberMart-South 2016 South-wide average prices by product used for all stand ages; yields modeled using PMRC 1996 – LCP – Loblolly (SI-75). Value Growth and Composite Price Gain Why Timber?1 Why Now?2 Why RYN?3 (inventory value per acre) (price per ton)

Investor Day | November 2017 – 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2.2 2.4 2.6 1970 1975 1980 1985 1990 1995 2000 2005 2010 2015 2020E Ho usi ng S ta rts (S AA R in m illi on s) Housing Starts Underlying Demand (FEA Forecast) Housing Indicators Are Improving 11 Housing Sector is Underbuilt Source: Forest Economic Advisors. Homeownership Economics Have Improved Home Inventory Has Diminished U.S. Housing Stock has Aged Considerably Why Timber?1 Why Now?2 Why RYN?3 – 1 2 3 4 5 6 7 8 9 10 11 12 2000 20 2 2004 2006 2008 2010 2012 2014 2016 Ex ist ing H om es fo r S ale (i n m on th s) Recession Existing Homes for Sale in Months at Current Sales Pace 27 29 29 30 31 31 32 34 35 37 39 10 15 20 25 30 35 40 45 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 Ag e ( in yea rs ) Median Age of Owner-Occupied Housing 10x 12x 14x 16x 18x 20x 22x 24x 26x 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2 15 2 17 Me di an H om e P ric e: Me di an A nn ua l Re nt Recession Years of Rent Required for Purchase

Investor Day | November 2017 – 2.5 5.0 7.5 10.0 12.5 – 500 1,000 1,500 2,000 2,500 St arts per 1,000 of Po pulationAn nu al Hou sin g St arts (0 00 s) Single-Family Multi-Family FEA Single-Family FEA Multi-Family Starts per 1,000 of Population Housing Starts Poised to Move Higher, Led by Single-Family 12 Historical and Projected Annual Housing Starts Forest Economic Advisors projects that annual housing starts will reach 1.6 million by 2021, led by single family construction. Source: U.S. Census Bureau, Forest Economic Advisors. 1966 Trough • 1.16mm Starts • 779k SF Starts • 5.9 per 1,000 1975 Trough • 1.16mm Starts • 892k SF Starts • 5.4 per 1,000 1982 Trough • 1.06mm Starts • 663k SF Starts • 4.6 per 1,000 1991 Trough • 1.01mm Starts • 840k SF Starts • 4.0 per 1,000 2009 Trough • 554k Starts • 445k SF Starts • 1.8 per 1,000 2017 / Current • 1.2mm Starts • 837k SF Starts • 3.6 per 1,000 Why Timber?1 Why Now?2 Why RYN?3

Investor Day | November 2017 y = 0.0239x + 10.021 R² = 0.5816 – $10 $20 $30 $40 $50 $60 $70 $80 500 750 1,000 1,250 1,500 1,750 2,000 2,250 Housing Starts Are Key Driver of Sawtimber Pricing 13 Annual Housing Starts vs. Real Pine Sawtimber Prices U.S. South sawtimber pricing has historically trended in line with residential construction, with a discernible inflection point at ~1.3 million starts. Source: TimberMart-South South-wide average sawtimber prices. Note: Prices are adjusted for inflation and converted to 2014 dollars based on the Consumer Price Index (CPI). Annual Housing Starts vs. Real Pine Sawtimber Prices – Regression Analysis (starts in 000s / US$ per ton) Inflection Point: ~1.3mm Starts – $15 $30 $45 $60 $75 – 500 1,000 1,500 2,000 2,500 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Housing Starts Pine Sawtimber Why Timber?1 Why Now?2 Why RYN?3

Investor Day | November 2017 – 200 400 600 800 1,000 1,200 1,400 1,600 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Live <8 yrs 9-10 yrs 11-12 yrs >12 yrs Availability of Viable B.C. Timber Is Expected to Decline Rapidly 14 Inventory of Available Live and Dead Lodgepole Pine by Years Since Attack The mountain pine beetle epidemic is expected to significantly constrain the availability of economically viable pine inventory in B.C. for many decades. Source: B.C. Ministry of Forests, Forest Economic Advisors. (million m3) 2015 – 2020: ~39% Decline in < 12 yrs Dead Volume 2010 – 2015: ~19% Decline in < 12 yrs Dead Volume Economic “Shelf-Life” of Beetle Kill Wood = 8-12 Years Duration Since Mortality: Why Timber?1 Why Now?2 Why RYN?3 Announced Allowable Annual Cut Reductions (m3 in millions) Prior New Year AAC AAC Δ Morice 2015 2.14 1.90 (0.24) Williams Lake 2015 5.73 3.00 (2.73) Kamloops 2016 4.00 2.30 (1.70) Merritt 2016 2.40 1.50 (0.90) Lakes 2016 1.98 1.65 (0.33) Quesnel 2017 4.00 2.60 (1.40) Prince George 2017 12.50 8.35 (4.15)

Investor Day | November 2017 Lumber Capacity in the U.S. South Continues to Expand 15 Active Mill Expansion in the U.S. South Lumber production and capacity in the U.S. South is expected to grow significantly over the next five years. Source: Forisk Consulting, Rayonier Analysis, Forest Economic Advisors. Production Growth Supports Incremental Capacity (BBF) Why Timber?1 Why Now?2 Why RYN?3 – 5 10 15 20 25 Capacity Production

Investor Day | November 2017 Softwood Pulpwood Demand Growth Has Been Strong 16 Historical Demand for Softwood and Hardwood Fiber U.S. South growth in demand for softwood pulpwood has remained strong and is poised to accelerate on expanding OSB capacity investments. Source: Forest Economic Advisors. Why Timber?1 Why Now?2 Why RYN?3 – 25% 50% 75% 100% 125% 150% – 50 100 150 200 250 300 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017E Dema nd (Indexed to 2000)Dema nd (M M gre en to ns ) Softwood Roundwood Demand Softwood Residuals Hardwood Fiber Demand Sftwd Log Demand (Indexed to '00) Hdwd Fiber Demand (Indexed to '00)

Investor Day | November 2017 Pulpwood Supports Composite Prices in Strong Markets 17 U.S. South-wide Average Stumpage Pricing As sawtimber pricing has eroded in the U.S. South, increased pulpwood pricing has offset the overall composite price decline in strong markets where Rayonier focuses its ownership. Source: TimberMart-South. Note: Composite pricing assumes 50% pulpwood, 30% chip-n-saw and 20% sawtimber. Strong Markets Support Composite Pricing Weaker Markets Hinder Composite Pricing – $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 U.S. South Pulpwood U.S. South Sawtimber U.S. South Composite – $10 $20 $30 $40 $50 FL1 Pulpwood FL1 Sawtimber FL1 Composite 2005 – 2017: +2% – $10 $20 $30 $40 $50 MS1 Pulpwood MS1 Sawtimber MS1 Composite Why Timber?1 Why Now?2 Why RYN?3 TimberMart-South South-wide Average TMS FL1 Region TMS MS1 Region

Investor Day | November 2017 China’s Large Timber Supply Deficit Growing 18 China Total Timber Supply Deficit China Softwood Log and Lumber Imports Why Timber?1 Why Now?2 Why RYN?3 Source: RISI. RWE defined as roundwood equivalent. Softwood log and lumber imports to China are expected to remain strong given its growing timber supply deficit. (million m3 RWE) (million m³ RWE) – 50 100 150 200 250 300 2000 2005 2010 2015E 2020F 2025F Logs Lumber Wood Panels Pulp Woodchips – 10 20 30 40 50 60 70 80 2005 20 6 2007 08 2009 1 2011 12 2013 2014 2015 2016 Russia New Zealand United States Canada ROW

Investor Day | November 2017 Highly Productive, Geographically Diversified Timberlands 19 317 61 92 182 13 145 67 278 722 18 382 PACIFIC NORTHWEST Acreage: 378k acres Sustainable Yield: 1.4mm tons U.S. SOUTH Acreage: 1.9mm acres Sustainable Yield: 5.9 – 6.3mm tons NEW ZEALAND Acreage: 429k acres Sustainable Yield: 2.3mm tons 2.7 MILLION TOTAL ACRES Why Timber?1 Why Now?2 Why RYN?3

Investor Day | November 2017 Rayonier is the Leading “Pure Play” Timber REIT 20 Peer Group EBITDA* Composition (2016 – 2017 YTD) Over the last two years, Rayonier has generated 73% of its EBITDA* from timber operations (versus 49% for the peer group). Note: Timberland REIT Peer Group comprised of WY, PCH and CTT. Figures reflect aggregate Timberland REIT Peer Group EBITDA for 2016 to Q3-2017 year-to-date, excluding corporate expenses. Other includes real estate, manufacturing and other reported segments. * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). Peer Group 2016 – 2017 YTD EBITDA* Composition Rayonier 2016 – 2017 YTD EBITDA* Composition Why Timber?1 Why Now?2 Why RYN?3 Timber Segments 73% Other 27% Timber Segments 49% Other 51% 73% 47% 58% 69% 26% 10% 15% 31% 43% 27% – 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% RYN WY PCH CTT Timber Real Estate Manufacturing / Other

Investor Day | November 2017 Timberland vs. Wood Products Volatility 21 Historical Timber vs. Wood Products Segment EBITDA* Margins (1) Timberland operations generally yield high EBITDA* margins with very low volatility relative to wood products manufacturing. (1) Based on aggregate U.S. timber segments EBITDA margin versus aggregate manufacturing segments EBITDA margin of Timber REIT peer group, including Rayonier, Weyerhaeuser, legacy Plum Creek and Potlatch. (2) Calculated as ratio of standard deviation to average. * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). Margin Volatility / Coefficient of Variation (2)Average EBITDA* Margin (2004 – 2017 YTD) (20%) (10%) – 10% 20% 30% 40% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q3-17 YTD Timber Wood Products 33.2% 6.0% – 10% 20% 30% 40% Timber Wood Products 10.9% 161.2% – 50% 100% 150% 200% Timber Wood Products Why Timber?1 Why Now?2 Why RYN?3

Investor Day | November 2017 Rayonier Portfolio Highlights 22 Sector-Leading U.S. South EBITDA per Ton (1) Based on Rayonier estimates; assumes current portfolio with no acquisitions or divestitures. Improving Harvest Profile (1) Sector-Leading HBU Value Realizations Unique Exposure to China Export Market Why Timber?1 Why Now?2 Why RYN?3 – 2.0 4.0 6.0 8.0 10.0 12.0 2015-2017 2018-2022 2023-2032 Historical & Projected Harvest Volumes (tons in MMs) Southern Pacific Northwest New Zealand – $2 $4 $6 $8 $10 $12 $14 $16 $18 $20 Rayonier Weyerhaeuser Potlatch CatchMark U.S. South: LTM (Q3 2017) EBITDA per Ton – $500 $1,000 $1,500 $2,000 $2,500 $3,000 Rayonier Weyerhaeuser Potlatch CatchMark Real Estate Value per Acre Sold (2016 – Q3 2017) – 5% 10% 15% 20% 25% 30% New Zealand Pacific Northwest Southern Total Rayonier % of 2017E Volume Sold into China Market

Investor Day | November 2017 Prudent Capital Structure and Financial Policy 23 Credit Highlights & Ratio Targets Rayonier has a strong, investment grade credit profile with significant asset coverage. Current Credit Ratings  S&P: BBB- / Stable  Moody’s: Baa3 / Stable Credit Highlights  Strong Adj. EBITDA* margins  High EBITDA-to-FCF conversion  Significant asset coverage  3.3% weighted avg. cost of debt / 95% fixed Credit Ratio Targets  Committed to maintaining an investment grade credit profile  Target credit metrics include: ̶ Net Debt / Adj. EBITDA*: ~4.5x ̶ Net Debt / Asset Value: < 30% (1) Enterprise value based on market capitalization plus net debt as of 9/30/2017. * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). Why Timber?1 Why Now?2 Why RYN?3 Capitalization & Maturity Profile ($ in millions) 9/30/2017 Total Debt $1,033.4 (–) Cash (104.1) Net Debt $929.3 Credit Data LTM Adjusted EBITDA* $265.4 LTM Interest Expense $34.2 Credit Statistics Net Debt / LTM Adjusted EBITDA* 3.5x LTM Adj. EBITDA* / Interest Expense 7.8x Net Debt / Enterprise Value (1) 20% – $100 $200 $300 $400 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027+

1 Why Timber?
2 Why Now?
3 Why RYN?

Nimble Approach to Capital Allocation

Invest in Our Business	Timberland Acquisitions	Share Buybacks/ Equity Issuance	Dividends	Manage Our Balance Sheet
▪ ~$34 million invested annually in silviculture and regeneration ▪ Capital focused on highest IRR opportunities ▪ Targeted investments to unlock HBU value	▪ Acquired ~$800 million of timberlands since spin-off ▪ Acquisitions complementary to age-class profile ▪ Improved portfolio site index and inventory stocking	▪ $101 million of stock buybacks @ $23.76/share ▪ $160 million of equity issuance @ $27.75/share ▪ Focused on generating NAV accretion	▪ Dividend of $1.00 per share since Q4 2014 ▪ Funded from recurring timber and real estate operations ▪ Large Dispositions* excluded from CAD*	▪ Restructured $155 million of New Zealand debt ▪ 95% of debt fixed; 3.3% avg. rate ▪ Maintained investment grade rating with higher debt threshold
$34MM(1) annually for silviculture	**$800MM** acquisitions since spin-off	**$59MM** net share issuance since spin-off	**3.2% yield(2)** $1.00 per share annual dividend	**3.3% rate** average debt cost

(1) Represents average annual investment in silviculture and replanting from 2013-2016.
(2) Based on share price of $31.18 as of 11/7/2017.
* Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations).

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Investor Day | November 2017 Deconstructing Timberland Returns 25

Investor Day | November 2017 – 10x 20x 30x 40x 50x 60x – $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 U.S. South Historical Valuation Snapshot 26 U.S. South EBITDA per Acre (NCREIF) U.S. South timberlands have traded at an average EBITDA multiple (excluding land sales) of ~36x over the last 25 years. Source: National Council of Real Estate Investment Fiduciaries. U.S. South Value per Acre (NCREIF) U.S. South EBITDA Multiples (NCREIF) Average = 36.5x – $5 $10 $15 $20 $25 $30 $35 $40 $45 $50

Investor Day | November 2017 (10.0%) (5.0%) – 5.0% 10.0% 15.0% 20.0% 25.0% 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 EBITDA Return Appreciation Return Historical Components of U.S. South Timberland Returns 27 NCREIF South Historical Returns U.S. South timberlands have historically been bid to a sub-3% EBITDA cap rate and have generally exhibited a negative spread to treasuries. Source: National Council of Real Estate Investment Fiduciaries. NCREIF South Historical EBITDA Returns vs. 10-Year Treasury 20-Year 10-Year Avg. EBITDA Return 2.9% 2.3% Avg. Appreciation Return 4.1% 2.9% – 1.0% 2.0% 3.0% 4.0% 5.0% 6.0 7. 8 9.0% 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 EBITDA Return 10-year UST 20-Year 10-Year Avg. EBITDA Return 2.9% 2.3% Avg. Spread to 10-yr UST (1.1%) (0.5%)

Investor Day | November 2017 50.0 100.0 150.0 200.0 250.0 CPI NCREIF South U.S. South Timberland Appreciation vs. Inflation 28 Consumer Price Index vs. NCREIF South Appreciation – Annual % Change Timberland is generally considered a good inflation hedge – timberland values have increased in excess of inflation in 13 of the last 20 years. Source: National Council of Real Estate Investment Fiduciaries. Consumer Price Index vs. NCREIF South Appreciation – Indexed (1996=100) CAGR = 3.9% CAGR = 2.1% (1 . %) (5.0%) – 5.0% 10.0% 15.0% 20.0% CPI NCREIF South

Components of Timberland Return – U.S. South

Risk Scale
Low ←→ High

Return Component	Value Range	Risk to Achieve	Comments
Cash Return Expectation			
EBITDA Return	2.0% – 4.5%		EBITDA yield for Southern timber, including timber harvest and non-timber income
(–) Capex Investment	(0.5%)		Average annualized cost of replanting / silviculture
Current Cash Flow Return	1.5% – 4.0%		Varies based on market quality, site index / productivity, stocking, etc.
Other Components of Return			
Productivity Gains	0.5% – 1.0%		Based on improved silviculture; higher gain potential on lower quality properties
HBU Uplift	0.0% – 1.0%		Requires market for rural property; proximity to population centers is key
Return to Trend Pricing	0.5% – 1.5%		Higher "return-to-trend" expectation is common in more depressed markets
Long-Term "Real" Price Growth	0.0% – 1.0%		Long-term expectation of real price increases above inflation
Total Return Expectation			
Typical "Real" Return Expectation	5.0% – 6.0%	Varies	Represents typical timberland real discount rate range
(+) Assumed Inflation	~2.0%		Based on approximate spread between treasuries and TIPS
"Nominal" Return Expectation	7.0% – 8.0%	Varies	Represents expected long-term, unlevered return on timberland investments

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Investor Day | November 2017 60 65 70 75 80 85 S it e In d e x 2 5 (f e e t) Planting Year Productivity is a Key Driver of Timberland Value Rayonier Loblolly Pine Site Index25 (feet) Higher site index properties generate greater harvest yields and a more valuable product mix. Improving site index by 10 feet over a 25-year harvest rotation implies ~1% annual productivity gain. (1) First physical site index measurement taken at age 11. (2) Growth and yield predictions based on PMRC 1996 (Loblolly PMRC TR-1996-1 and Slash PMRC TR-1996-3) with FMRC Fastlob 3.0 Fertilizer response equations. Assumes mix of plantation / hardwood acreage and loblolly / slash species based on Rayonier portfolio averages. Harvest Volume Increases with Site Index (2) Product Mix Improves with Site Index (2) Recently measured stands (1) 30 Recently harvested stands RYN avg. measured loblolly site index = 73 – 20% 40% 60% 80% 100% 60 65 70 75 80 85 Pine ST Pine CNS Pine PW Hardwood – 1.0 2.0 3.0 4.0 5.0 6.0 60 65 70 75 80 85 To ns / A cre / Y ea r Site Index25 (feet) Transition 65 to 75 over 25 years = 1.1% productivity CAGR

Investor Day | November 2017 35,906 30,026 26,251 17,173 16,346 16,417 16,340 21,310 30,923 27,519 25,292 33,129 35,680 17,839 25,011 27,385 30,967 2.2% 1.8% 1.6% 1.0% 0.9% 0.9% 0.9% 1.3% 1.6% 1.5% 1.3% 1.7% 1.9% 1.0% 1.4% 1.5% 1.6% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q3-17 LTM 2004-17 Average 2011-17 Average 2015-17 Average $2,675 $2,858 $4,267 $6,755 $3,242 $2,132 $1,897 $2,149 $1,839 $2,505 $2,185 $2,611 $2,582 $3,394 $2,841 $2,431 $2,749 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YTD 2004-17 Average 2011-17 Average 2015-17 Average Rayonier Historical Real Estate / HBU Summary 31 Historical Acres Sold / % of Total Southern Acreage Rayonier has generally sold 1.0% to 2.0% of its Southern land base annually at premiums in the range of 50% above timberland value, with premiums improving more recently. Notes: Excludes Large Dispositions. 2007 includes a 3,100 acre sale in west central Florida at $15,000 per acre. Historical HBU Value per Acre / Premium to NCREIF Index 139% 144% 239% 353% 92% 35% 24% 46% 20% 53% 25% 47% 45% 90% 84% 45% 54% Premium to NCREIF U.S. South Timberland Value

Investor Day | November 2017 Illustrative HBU Economics 32 Example: 1 Million Acre U.S. South Portfolio A well-designed HBU program should be able to generate roughly 0.5% to 1.0% of incremental return relative to underlying timberland returns (depending on the quality of HBU product). (1) Based on NCREIF U.S. South Timberland index average value per acre as of Q3 2017. (2) Assumes overhead costs of 10% of sales. (3) Assumes additional timberlands acquired to replace acreage sold as HBU. (4) Represents average Real Estate segment sales price per acre for 2016 – YTD 2017. HBU Incremental Return Sensitivity Analysis Peer Group Real Estate Prices (2016 – YTD 2017) (4) $2,837 $2,076 $1,602 $1,838 – $500 $1,000 $1,500 $2,000 $2,500 $3,000 Rayonier Weyerhaeuser Potlatch CatchMark ($ in 000s, excepts per acre values) Sales Pace / Premium 1.0% / 50.0% 1.5% / 75.0% Illustrative Asset Profile U.S. South Portfolio Acres (000s) 1,000 1,000 Timberland Value per Acre (1) $1,777 $1,777 Implied Total Asset Value $1,777,000 $1,777,000 Implied HBU Inputs # of Acres Sold Annually 10,000 15,000 Implied HBU Price per Acre $2,666 $3,110 HBU Premium per Acre $889 $1,333 HBU Contribution to Return HBU Sales Revenue $26,655 $46,646 (–) Real Estate Overhead Costs (2) (2,666) (4,665) Implied Adjusted EBITDA $23,990 $41,982 (–) Acquire Replacement Timberlands (3) (17,770) (26,655) Residual Cash Flow $6,220 $15,327 Residual Cash Flow / Total Asset Value 0.4% 0.9% (% incremental return) Premium to Timberland Value 0.4% – 25% 50% 75% 100% 0.50% (0.1%) 0.1% 0.2% 0.3% 0.4% % of 0.75% (0.1%) 0.1% 0.3% 0.4% 0.6% Acreage 1.00% (0.1%) 0.1% 0.4% 0.6% 0.8% Sold 1.25% (0.1%) 0.2% 0.4% 0.7% 1.0% 1.50% (0.2%) 0.2% 0.5% 0.9% 1.2%

Deconstructing Timberland Returns – Illustrative Acquisitions

Illustrative Acquisition Scenario A – Low Productivity / Bottom Quartile Market

Assumed Portfolio Profile	
Location	MS-1
Composite Stumpage Price (1)	$11.30
Site Index	65
Volume per Acre per Year (2)	3.2
Implied EBITDA per Acre (3)	$36
Assumed Value per Acre	**$1,600**



Expected Components of Return
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
-
2.3%
(0.5%)
1.0%
0.5%
2.2%
5.5%
EBITDA Return
(Capex)
Productivity Gains
HBU Uplift
Real Price Increases
Real Return



Return Components (% of Total)
40%
33%
27%
Cash Yield
Productivity / HBU
Price Increases

Illustrative Acquisition Scenario B – High Productivity / Top Quartile Market

Assumed Portfolio Profile	
Location	GA-2
Composite Stumpage Price (1)	$19.25
Site Index	80
Volume per Acre per Year (2)	5.0
Implied EBITDA per Acre (3)	$96
Assumed Value per Acre	**$2,400**



Expected Components of Return
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
-
4.0%
(0.5%)
0.5%
0.5%
1.0%
5.5%
EBITDA Return
(Capex)
Productivity Gains
HBU Uplift
Real Price Increases
Real Return



Return Components (% of Total)
18%
18%
64%
Cash Yield
Productivity / HBU
Price Increases

(1) Based on TimberMart-South 2016 regional average composite stumpage price assuming mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber.
(2) Growth and yield predictions based on PMRC 1996 (Loblolly PMRC TR-1996-1 and Slash PMRC TR-1996-3) with FMRC Fastlob 3.0 Fertilizer response equations. Assumes mix of plantation / hardwood acreage and loblolly / slash species based on Rayonier portfolio averages.
(3) Assumes non-timber income roughly offsets timber management costs for illustration purposes.

Rayonier
Investor Day | November 2017
33

Investor Day | November 2017 Valuing Publicly Traded Timber REITs  Sum-of-the-parts / NAV most common approach – Per-acre value inputs should take account of relative asset quality  EBITDA multiples useful only if applying the right multiple to the right EBITDA – Appropriate timber multiple should be applied to timber segment EBITDA  Important to assess rate of harvest relative to EBITDA for peer comparability 34 Timberlands Understanding Timber REIT valuations necessitates a distinct approach to each segment.  Difficult to bifurcate HBU acreage and apply separate per-acre value  Nominal HBU value lift is reflected in comparable sales values  Evaluating premium to timberland value is critical  Cap rate on recurring premium realization is a sensible valuation approach  Not conducive to multiple- based valuation Real Estate  EBITDA multiples and/or multiples of installed capacity are common valuation metrics  Manufacturing typically trades at a much lower EBITDA multiple than timberlands (e.g., 6x-8x) – High volatility relative to timberlands – Taxable business – Significant ongoing capital requirements Manufacturing

Investor Day | November 2017 18.6x 25.4x 19.7x 20.0x 26.4x 30.8x 27.6x 30.8x – 10.0x 20.0x 30.0x 40.0x Rayonier Weyerhaeuser Potlatch CatchMark EBITDA excl. Manufacturing EBITDA excl. Manufacturing & Real Estate Timber REIT Enterprise Value / EBITDA Multiples 35 Enterprise Value / LTM Q3-17 EBITDA Multiples (1) Adjusting for manufacturing assets and real estate sales, the Timber REITs currently trade at a range of 26x to 31x “timber segments” EBITDA. (1) Enterprise Value based on market capitalization (shares outstanding x share price) plus net debt; share prices as of 11/7/17; shares outstanding and net debt as of 9/30/17. (2) Adjusted Enterprise Value excludes Manufacturing assets at 7x LTM Q3-17 EBITDA. (3) New Zealand land sales EBITDA of $23.8 million in Q2 2017 reclassified to Real Estate for purposes of multiple calculation. (4) Multiple of EBITDA excluding Manufacturing EBITDA and Real Estate EBITDA (i.e., Timber segments only). Adj. Enterprise Value (excl. Manufacturing @ 7x EBITDA) / LTM Q3-17 EBITDA Multiples (2) (4) (3) 18.6x 16.9x 14.8x 20.0x – 5 10.0x 15.0x 20.0x 25.0x Rayonier Weyerhaeuser Potlatch CatchMark

Investor Day | November 2017 Timber Segments Overview 36

Investor Day | November 2017 Southern Timber – Portfolio Overview 37 Highlights / Location Source: U.S. Dept. of Agriculture, Society of American Foresters Journal of Forestry. (1) Site index reflects the average height of the dominant and codominant trees at a base age of 25 (U.S. South). (2) Age class profile as of 9/30/16 per 2016 10-K. * Non-GAAP measure (see Appendix for definitions and RYN reconciliations). Strong Productivity Characteristics Balanced Age Class Profile (2) ▪ Acreage: 1.9 million acres ▪ Sustainable Yield: 5.9 – 6.3 million tons ▪ Planted / Plantable: 68% ▪ Average Site Index: 73 feet at age 25(1) ▪ 2016 EBITDA*: $93 million ▪ YTD Q3 2017 EBITDA*: $72 million ▪ Sustainable Forestry Initiative Certification – 50 100 150 200 250 300 0-4 5-9 10-14 15-19 20-24 25+ Natural Pine Ac re s i n 0 00 s Age Class in Years – 15 30 45 60 75 Southern Yellow Pine Regional Avg. Industrially-Managed SYP Average Rayonier SYP Average Sit e I nd ex in Fe et (1)

Investor Day | November 2017 Change in Consumption by Region: 2005-2014  Recession-induced demand declines have led to large drops in consumption for most areas  Differences in consumption declines have caused regional market performance to vary  Timberland portfolio performance will be influenced by geographic distribution Consumption & Inventory Changes Vary Across U.S. South 38 Change in Inventory by Region: 2005-2014 Source: USDA FIA Timber Product Output; University of Georgia, Wood Demand Report; Rayonier estimates. Source: USDA FIA data; Rayonier analysis.

Investor Day | November 2017 – $5 $10 $15 $20 $25 FL -1 G A- 2 SC- 2 N C -2 FL -2 LA- 1 V A -2 V A -1 LA- 2 A L- 2 TX- 1 SC- 1 GA -1 TX- 2 M S -2 A L- 1 A R -1 N C -1 AR- 2 M S -1 TN- 1 TN- 2 U.S. South Average RYN Concentrated in Strongest U.S. South Markets 39 Approximately 62% of Rayonier’s Southern timberlands are located in the top three markets (ranked by TimberMart-South composite stumpage pricing). Source: TimberMart-South. Note: Composite pricing assumes mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber. TMS 2016 Composite Price Quartile Rankings  Supply / demand dynamics are highly localized, as logs generally travel less than 100 miles  Timber consumption vs. inventory growth remains much more tensioned in Coastal Atlantic markets TMS 2016 Composite Price by Region Top 3 Markets 62% of RYN Southern Lands in Top 3 Markets

Investor Day | November 2017 Rayonier Leads the Sector In U.S. South EBITDA* / Ton 40 U.S. South EBITDA* / Ton Rayonier’s sector-leading EBITDA* per Ton has increased by over 20% since 2012, while its rate of harvest has remained relatively stable. Source: WY figures pro forma for PCL combination. EBITDA, harvest volume and acreage data for all peers based on public filings. Per acre data calculated based on estimated average acres for each year (i.e., average of year-end and prior year-end acres), adjusted for major acquisitions/dispositions (i.e., pro-rated from date of transaction). * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). U.S. South Rate of Harvest U.S. South EBITDA* / Acre  EBITDA* per ton best captures profitability per unit of sales  EBITDA* per acre can be misleading due to differential rates of harvest ($ per ton harvested) (tons per acre per year) ($ per acre) $8 $10 $12 $14 $16 $18 $20 2012 2013 2014 2015 2016 Q3-17 LTM RYN WY PCH CTT 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 2012 2013 2014 2015 2016 Q3-17 LTM RYN WY PCH CTT $30 $35 $40 $45 $50 $55 $60 $65 $70 2012 2013 2014 2015 2016 Q3-17 LTM RYN WY PCH CTT

Investor Day | November 2017 – 10 20 30 40 50 60 70 80 90 Productivity Gains + Mix Shift = Poised for Cash Flow Growth 41 Investment in Silviculture… As higher site index stands reach maturity, Rayonier anticipates that its harvest volume will increase and its product mix will improve. (1) Based on Rayonier estimates; assumes current portfolio with no acquisitions or divestitures. …Drives Higher Productivity… …And Improved Product Mix Avg. Loblolly Site Index by Year of Plantation Establishment Historical & Projected Annual Harvest / Tons per Acre per Year (1) Historical & Projected % Grade vs. Pulpwood Harvest Estimated Year of Harvest 2013-17 2018-22 2023-32 – 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Grade Pulpwood – 1.0 2.0 3.0 4.0 5.0 6.0 7.0 – 1,000 2,000 3,000 4,000 5,000 6,000 7,000 T o n s / A c re / Y e a r Volum e (Ton s in 0 0 0 s ) Harvest Volume Tons / Acre / Year

Investor Day | November 2017 – 0.2 0.4 0.6 0.8 1.0 1.2 1.4 2012 2013 2014 2015 2016 U.S. South Exports to China and India Growing U.S. South Export Demand 42 Export Volumes by U.S. South Port Exports to China and India from the U.S. South have grown considerably, and Rayonier is well positioned to capitalize on this trend given its proximity to ports. Source: GATS (1) 2017E is based on data from January through August, annualized. U.S. South Exports to China and India (million green tons) 2017E(1) U.S. South Exports to China and India (in Green Tons) Port 2012 2013 2014 2015 2016 2017YTD 2017E Charleston, SC 16,332 90,400 150,182 78,312 247,913 203,208 304,812 Savannah, GA 66,181 157,220 375,326 209,269 213,083 189,729 284,593 Wilmington, NC 25,286 70,409 78,417 42,756 138,323 188,070 282,105 Jacksonville, FL - 1,883 72,256 62,902 92,651 138,663 207,995 Norfolk, VA 19,199 10,042 22,499 12,336 33,302 31,292 46,938 Mobile, AL 930 650 5,778 2,018 1,407 19,578 29,367 Total 127,928 330,604 704,457 407,592 726,680 770,540 1,155,810

Investor Day | November 2017 Pacific Northwest Timber – Portfolio Overview 43 Highlights / Location Source: U.S. Dept. of Agriculture, Society of American Foresters Journal of Forestry. (1) Site index reflects the average height of the dominant and codominant trees at a base age of 50 (Pacific Northwest). (2) Age class profile as of 9/30/16 per 2016 10-K. * Non-GAAP measure (see Appendix for definitions and RYN reconciliations). Strong Productivity Characteristics Improving Age Class Profile (2) ▪ Acreage: 378,000 acres ▪ Sustainable Yield: 1.4 million tons ▪ Planted / Plantable: 78% ▪ Average Site Index: 109 feet at age 50(1) ▪ 2016 EBITDA*: $21 million ▪ YTD Q3 2017 EBITDA*: $23 million ▪ Sustainable Forestry Initiative Certification – 10 20 30 40 50 60 70 80 90 0-9 10-19 20-29 30-39 40+ Ac re s i n 0 00 s Age Class in Years (1) – 25 50 75 100 125 Douglas-fir Regional Avg. Industrially-Managed Douglas-fir Avg. Rayonier Douglas-fir Avg. Sit e I nd ex in F ee t

Investor Day | November 2017 Diverse Species and End Markets 44 Pacific Northwest Inventory by Species Rayonier’s Pacific Northwest portfolio provides diversity of products and end-markets. Volume by Destination (YTD 2017) Douglas-fir 55% Hemlock 40% Other 5% Domestic 74% Export 26%

Investor Day | November 2017 – $100 $200 $300 $400 $500 $600 $700 $800 – 2.0 4.0 6.0 8.0 10.0 12.0 14.0 West Coast Lumber Production Log Exports (Lumber Basis) Douglas-fir Log Price (Log Lines Region #1 - #2 Sawlog) Western Hemlock Log Price (Log Lines Region #1 - #2 Sawlog) Pacific Northwest Demand and Pricing Have Recovered 45 Pacific Northwest Log Demand & Pricing Pacific Northwest log prices have recovered to above pre-recession levels driven by increased export demand. Source: Forest Economic Advisors, RISI. Note: Log exports converted to lumber basis assuming 2.35 recovery rate. (BBF) ($ per MBF)

Investor Day | November 2017 Rayonier’s Northwest EBITDA* / Ton Is Improving 46 Northwest EBITDA* / Ton Rayonier’s Northwest EBITDA* per ton has been below the peer group due to its historical proportion of hemlock volume (vs. Doug-fir) and, more recently, due to its reduced rate of harvest. Source: WY EBITDA based on historical public filings, excludes PCL contribution in 2012-15; Pope EBITDA based on historical public filings. Volume and acreage data for all peers based on historical public filings; assumes 8.0 tons per MBF for Pope. * Non-GAAP measure or pro forma item (see Appendix for definitions and RYN reconciliations). Northwest Rate of Harvest Northwest EBITDA* / Acre  Following November 2014 announcements, Rayonier reduced its rate of harvest in the Northwest  EBITDA* per ton and EBITDA* per acre both declined as a result, but have improved since ($ per ton harvested) (tons per acre per year) ($ per acre) $10 $20 $30 $40 $50 $60 2012 2013 2014 2015 2016 Q3-17 LTM RYN WY Pope 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 2012 2013 2014 2015 2016 Q3-17 LTM RYN WY Pope $0 $50 $100 $150 $200 $250 2012 2013 2014 2015 2016 Q3-17 LTM RYN WY Pope –

Investor Day | November 2017 2016 Portfolio Repositioning = Poised for Cash Flow Growth 47 Improved Age Class Profile… Rayonier’s 2016 Pacific Northwest Portfolio Repositioning significantly improved both its near-term and long-term harvest outlook. (1) Based on Rayonier estimates; assumes current portfolio with no acquisitions or divestitures. …Plus Enhanced Productivity… …Drives Increasing Volume 2016 Portfolio Repositioning: Pro Forma Age Class Profile 2016 Portfolio Repositioning: Pro Forma Productivity Profile Historical & Projected Annual Harvest / Tons per Acre per Year (1) - 10,000 20,000 30,000 40,000 50,000 60,000 0 -4 5 -9 1 0 -1 4 1 5 -1 9 2 0 -2 4 2 5 -2 9 3 0 -3 4 3 5 -3 9 4 0 -4 4 4 5 + A c re s (1) Age-Class Residual RYN Acquisition Disposition 3.5 3.6 5.0 3.8 – 1.0 2.0 3.0 4.0 5.0 6.0 T o n s / A c re / Y e a r – 1.0 2.0 3.0 4.0 5.0 6.0 7.0 – 250 500 750 1,000 1,250 1,500 1,750 T o n s / A c re / Y e a r Volum e (Ton s in 0 0 0 s ) Harvest Volume Tons / Acre / Year

Investor Day | November 2017 New Zealand Timber – Portfolio Overview 48 Highlights / Location Source: NZ Ministry for Primary Industries, New Zealand Journal of Forestry. (1) Site index reflects the average height of the dominant and codominant trees at a base age of 20 (New Zealand). (2) Age class profile as of 12/31/16 per 2016 10-K. * Non-GAAP measure (see Appendix for definitions and RYN reconciliations). Strong Productivity Characteristics Balanced Age Class Profile (Radiata) (2) – 25 50 75 100 125 Radiata Pine Regional Avg. Industrially-Managed Radiata Average Rayonier Radiata Average Sit e I nd ex in Fe et ▪ Acreage: 429,000 acres ▪ Sustainable Yield: 2.3 million tons ▪ Planted / Plantable: 69% ▪ Average Site Index: 94 feet at age 20(1) ▪ 2016 EBITDA*: $58 million ▪ YTD Q3 2017 EBITDA*: $86 million ▪ Forest Stewardship Council Certification (1) – 10 20 30 40 50 60 0-4 5-9 10-14 15-19 20-24 25+ Other Species Ac re s i n 00 0s Age Class in Years

Investor Day | November 2017 Diversified Mix of Domestic & Export Markets 49 Volume by Market Destination (FY 2016) Over 60% of the New Zealand segment’s volume (including Trading volume) is sold into export markets, with China being the largest source of demand. RMF Domestic 37% RMF Export 30% Trading Export 33% China 56%Korea 21% India 17% Other 6%

Investor Day | November 2017 Inventory Levels Drive Near-Term Price Fluctuations 50 Inventory-to-Demand Ratio vs. Export Log Price Export supply / demand is generally considered in balance when the ratio of port inventory to average monthly demand is between 1.3 and 2.0 times. Inventory typically spikes around the Chinese New Year. Source: Rayonier estimates. $- $20 $40 $60 $80 $100 $120 $140 $160 $180 - 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 J FMAMJ J ASONDJ FMAMJ J ASONDJ FMAMJ J ASOND J FMAMJ J ASOND J FMAMJ J ASONDJ FMAMJ J ASOND J FMAMJ J ASO 2011 2012 2013 2014 2015 2016 2017 Chin a CFR U S$/ m 3JAS Inv en tor y - to- De ma nd Rat io (3- mo nth A vg . De ma nd ) Supply demand range considered in balance

Investor Day | November 2017 New Zealand Log Prices Trending Upward 51 Historical New Zealand Log Prices (NZ$) Over the last 10 years, New Zealand log prices have been trending upward based primarily on growing export market demand. Source: NZ Ministry of Primary Industries. - $ 20 $ 40 $ 60 $ 80 $ 100 $ 120 $ 140 $ 160 $ 180 NZ D Log Pr ice (NZ$/ m3 FO B)

Investor Day | November 2017 Chinese Log and Lumber Imports Rely on NZ and Russia 52 Chinese Log Import Volumes New Zealand has captured a significant share of the growth in China’s log import volume. Source: RISI. RWE defined as roundwood equivalent. Chinese Lumber Import Volumes (million m3 RWE) (million m3 RWE) – 10% 20% 30% 40% 50% 60% 70% 80% – 5 10 15 20 25 30 35 40 Russia Canada Europe ROW % Russia – 5% 10% 15% 20% 25% 30% 35% 40% – 5 10 15 20 25 30 35 40 Russia New Zealand United States ROW % New Zealand

Investor Day | November 2017 53 Plantation Tons / Acre @ Rotation Age Plantation Tons / Acre / Year Source: Rayonier estimates based on long-range harvest forecast. In addition to providing market diversification, New Zealand offers superior softwood plantation productivity relative to the U.S. New Zealand Productivity Strong Relative to U.S. (tons / acre) (rotation age) (tons / acre / year) 140 225 250 15 20 25 30 35 40 45 – 50 100 150 200 250 300 U.S. South Pacific Northwest New Zealand Volume / Acre @ Optimal Rotation Age Rotation Age 5.8 5.7 8.8 – 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 U.S. S uth Pacific Northwest New Zealand

Investor Day | November 2017 Real Estate / HBU Strategy 54

Investor Day | November 2017 Rayonier is now executing a disciplined and focused Real Estate strategy with the experience and capabilities to create long term value. Rayonier Real Estate uniquely positioned to unlock value 55 COLLABORATIVE CULTURE FOCUSED STRATEGY EXPERIENCED TEAM DISCIPLINED EXECUTION  “One Rayonier” – collaboration drives value  Ownership and empowerment  True transparency, industry leading  Optimize value and create optionality  Market-informed, granular analysis  Portfolio-wide, asset and market specific  Real Estate  Project management  Marketing  Market + process driven, maintain flexibility  Capex paced with sales  Early innings of strategy implementation

Investor Day | November 2017  Maximize and grow annual gross margin/ac  Build diverse portfolio of cash flows  Develop new business growth Real Estate strategy: optimize value & create optionality Timberlands Real Estate Sale of properties with development rights  Invest in securing development rights  Build a pipeline of entitled properties in higher potential markets HBU premium + ROI Grow in select markets Sale of rural properties  Stable and recurring source of cash flows  Build a pipeline of enhanced rural properties in higher potential markets HBU premium + ROI Grow moderately Strategic sales of timberland  Opportunistic-only for capital allocation  Upgrade portfolio  Excluded from Adj. EBITDA and pro- forma financials Timberland value Opportunistic Land Resources Sale of non-strategic and timberland assets  Timberland: capture a financial premium  Non-Strategic: monetize and repurpose “dead- capital” Timberland premium Reduce reliance Non-Strategic / Timberlands Rural Places + Properties Unimproved Development Sale of developed land parcels  Invest in infrastructure and amenities  Enhance value and create optionality of adjacent RYN properties HBU premium + ROI + optionality Grow in very select markets Improved Development Large Dispositions Sale of access to use properties / extract resources Annual gross margin per acre Grow moderately 56

Investor Day | November 2017 Making progress and just getting started: price growth 2011 – 2014 Price per Acre Rayonier has realized stronger pricing on real estate than its timber REIT peers. Excluding Large Dispositions, Rayonier’s real estate sales are heavily focused on HBU properties. Note: Price per acre based on weighted average sales price over the periods shown. (1) Acres sold and price per acre for NS / Timberlands only, excludes large dispositions. 2015 – Q3 2017 Price per Acre ($ per acre) ($ per acre) (1) (1) +24% +85% 57 Average Price: $2,160/ac Average Price: $2,749/ac +27% +27%

Investor Day | November 2017 I-95 Coastal Corridor: active portfolio management BRYAN COUNTY – US 17 RICHMOND HILL 1 KILKENNY RICHMOND HILL 2 EAST NASSAU NORTHERN WEST NASSAU 3 ST MARYS BLUFF’S ST MARYS / EXIT 1 GA EAST NASSAU REMAINDER EAST NASSAU SOUTHERN WEST NASSAU 1 WEST NASSAU 2 DEEP CREEK SOUTH ST. JOHNS WITWORTH I-95 / US1 INTERCHANGE PEDRO MENENDEZ PELLICER CREEK NEOGA LAKES BELFAST COMMERCE PARK RICHMOND HILL 3 CRANDALL CHESTER RD. EAST NASSAU DSAP NORTH ST. JOHNS BELFAST Commerce Park BELFAST Mixed Use EAST NASSAU Residential / Hospitality CHESTER RD. WILDLIGHT NORTH ST. JOHNS 58 Active projects (Improved) Other Rayonier properties Rayonier planning areas Active projects (Unimproved) Under evaluation Optimize timberland value as of 10/31/2017 CRAWFORD DIAMOND Recent transactions • Wildlight 1.5 ac | $318,100/ac • North St. Johns 215 ac | $27,100/ac • Richmond Hill 1 8.8 ac | $91,400/ac • Crawford Diamond 1,311 ac | $10,000/ac • Deep Creek 1,994 ac | $3,200/ac

Investor Day | November 2017  261 net-acre master planned community north of Jacksonville, Florida  Well positioned in a growing sub-market  Initial infrastructure nearing completion  Rayonier owns ~25,000 acres in a 5-mile radius  Land use entitlements in place to support future growth  Catalytic projects complete or underway Overview of Wildlight Community Development 59 Our strategy is to target Northeast Florida market demand and catalyze value across our significant land holdings over time.

Investor Day | November 2017 Jacksonville MSA: 1,480,000 (2016 US Census Estimate) 60 Rayonier property in the path of NE Florida market growth

Investor Day | November 2017 Wildlight progress  Wildlight Elementary School  Rayonier office building  Significant infrastructure  First commercial sale  Announced two homebuilders  First residential sale  Strategic Alliance with the University of Florida to construct health facilities  Stewardship District legislative approval  AT&T to provide gigabit speed network  Prospect pipeline building Past 12 Months The Wildlight project is well positioned as we head into 2018. New elementary school Village Center underway Model home under construction 61

Investor Day | November 2017 Significant catalytic projects now complete or underway New elementary school New Rayonier HQ building Highway improvements underway Future UF Health facility 62

Investor Day | November 2017 Portfolio Management Strategy 63

Investor Day | November 2017 Creating Value Through Active Portfolio Management 64 Never satisfied with portfolio and processes – constantly monitoring, adapting and improving to create long-term value. OPPORTUNITY Leverage Expertise Focus on Right Opportunities Be Nimble Be Disciplined  Team of experts able to evaluate complex deals  Assumptions come from people closest to asset  Collaborative decision process where each acquisition / disposition is debated  Pursue bolt-on and large strategic acquisitions  Use staged gating process to efficiently evaluate acquisitions  Assess risk / reward on a case- by-case basis  Softwood regions with tensioned wood baskets  Only enter new markets when sufficient scale is possible  Leverage NAV analysis to understand portfolio at granular level  Don’t pay for synergies  Consider alternative uses of capital when determining value  Sell when others are willing to pay more than intrinsic value

Investor Day | November 2017 ~$1.6 Billion Acquired and ~$800 Million Sold Since 2011 65Note: Map reflects net change in ownership from 2011 to September 2017. -128 Change in Acres by Location Since January 2011 (000 Acres)

Investor Day | November 2017 Success Achieved Through Flexible Deal Sourcing 66 Rayonier Value Acquired by Geography (2011 – 2017 YTD) (1) (1) Value acquired includes acquisition of 39% interest in New Zealand JV for $140 million in 2013 and acquisition of 12% interest in New Zealand JV for $56 million in 2016. (2) Acres acquired exclude pro rata acres associated with acquisition of New Zealand JV equity interests in 2013 and 2016, respectively. Acres Evaluated vs. Acquired & Avg. Deal Size (2011 – 2017 YTD) (2) Key Stats  57 deals, $1.6 billion acquired since 2011 ̶ 65% U.S. South ̶ 19% Pacific Northwest ̶ 16% New Zealand  Approx. 60% of value acquired through direct negotiations, 40% bid sales  50 transactions, 2.6MM acres evaluated on average per year  8 transactions, 105K acres acquired on average per year  Average transaction size acquired = 13K acres ($ in millions) (acres in 000s) (acres in 000s) – $100 $200 $300 $400 $500 2011 2012 2013 2014 2015 2016 2017YTD U.S. South Pacific Northwest New Zealand – 10 20 30 40 50 – 1,000 2,000 3,000 4,000 5,000 2011 2012 2013 2014 2015 2016 2017YTD Evaluated Acquired Avg. Size Acquired Ac res Ev alu ate d / Ac quir ed Avg. Size Acquired

Investor Day | November 2017 67 Focus On High-Quality Softwood Properties in Strong Markets LOCATION ASSET QUALITY OPTIONALITY VALUE CREATION FINANCIAL PROFILE  Timber end markets with favorable supply / demand tension  Well-developed infrastructure, access to ports & other transportation hubs  Ability to enhance returns through intensive silviculture and genetics  Properties with HBU and non-timber income upside potential  Accretive to Cash Available for Distribution (CAD)*  Focus on acquisitions with returns in excess of our cost of capital  Fee simple ownership, preferably without wood supply agreements  Ability to market timber through delivered log or stumpage sales  Softwood investments in regions with strong biological growth  Complementary age-class distribution that improves sustainable harvest * Non-GAAP measure or pro forma item (see Appendix for definition).

Investor Day | November 2017 Staged Gating Process Streamlines Decision Making 68 Staged gating process gets company focused on right opportunities, ensures alignment, reduces due diligence expenses and provides for a transparent process to evaluate acquisitions. Gate A (1-2 days) Gate B (5-10 days) Gate C 30+ days  Prepare discounted cash flow (DCF) model and inspect property  Assess quality of seller’s data and fit to investment criteria  Does it fit our financial criteria and upgrade the portfolio?  Complete comprehensive due diligence  Develop valuation, pro forma and sensitivity analysis  Should we make an offer and what are we willing to pay?  Prepare high level assessment  Assess fit based on size, location, asset quality, age-class profile, strength of end markets, risks and encumbrances  Is this something we should pursue? GO NO GO GO NO GO

Investor Day | November 2017 Portfolio Management Valuation Framework 69 Rayonier employs a rigorous, multi-faceted valuation analysis in arriving at its bid / ask values for timberland acquisitions / dispositions. Cost Approach:  Quickest valuation methodology  Current market prices used to value merchantable timber  Land Expectation Value (LEV) used to value land and pre- merchantable timber Comparable Sales:  Backward looking, but good to bracket value  Helpful to identify arbitrage opportunities DCF Analysis:  Underwriting assumptions developed by subject matter experts  Discount rate varies by property and geography  Sensitivity analysis used to refine assumptions, quantify risks Used to develop initial valuation Used to develop final valuation

Investor Day | November 2017 Key Drivers of Value – Illustrative Examples 70 U.S. South Example – % Change in $ per Acre by Key Value Driver Timberland value per acre is significantly impacted by productivity (site index) and stumpage prices. Other major drivers of value include age-class distribution and % productive acres. Pacific Northwest Example – % Change in $ per Acre by Key Value Driver 65% 75% 85% 90' 110' 130' $250 $350 $450 15 20 25 (60%) (40%) (20%) 20% 40% 60% Site Index (feet) Stumpage Pricing ($/MBF) Wtd. Avg. Age % Productive Acres 60% 70% 80% 60' 70' 80' 12 $16 $20 8 12 16 (40%) (30%) (20%) (10%) 10% 20% 30% 40% Site Index (feet) Stumpage Pricing ($/ton) Wtd. Avg. Age % Productive Acres

Investor Day | November 2017 Disciplined Acquisition Process = Improved Portfolio 71 Harvest Rate – Tons per Acre per Year (2) Rayonier seeks to acquire properties that improve quality of portfolio and produce strong recurring cash flow from sustainable harvest. Productivity – Site Index (1) Commercial Forest Area – % Productive (3)Weighted Average Plantation Age Note: Comparison charts reflect data for U.S. legacy per 2014 10-K and acquisitions from 2014 to September 30, 2017. (1) Site index base age = 25 years for U.S. South and 50 years for Pacific Northwest. (2) Harvest rate for RYN Legacy assumes sustainable yield of 5.4 to 5.7 million tons for Southern Timber and 1.3 million tons for Pacific Northwest Timber (per 2014 10-K). Harvest rate for acquisitions based on projected 10-year harvest. (3) Includes land classified as natural plantable for Southern Timber segment. 75 122 70 110 50 70 90 110 130 150 U.S. South Pacific Northwest Acquisitions Legacy 5.0 5.1 2.9 3.5 1.0 2.0 3.0 4.0 5.0 6.0 U.S. South Pacific Northwest Acquisitions Legacy 72% 85% 68% 77% 50% 60% 70% 80% 90% 100% U.S. South Pacific Northwest Acquisitions Legacy 15 22 12 19 5 10 15 20 25 U.S. South Pacific Northwest Acquisitions Legacy

Investor Day | November 2017 Case Study – Coastal Acquisitions and AL / MS Dispositions 72 Rayonier enhanced its Southern Timber portfolio through the disposition of 62,200 acres of predominantly pre- merchantable timber in Alabama and Mississippi in 2016 and 2017 for ~ $120 million and the subsequent acquisition of 95,100 acres of mature, highly productive timberland in the Coastal Atlantic area in 2017 for $214 million. Coastal Atlantic Acquisitions – 95,100 acres for $214 million AL / MS Dispositions – 62,200 acres for $120 million

Investor Day | November 2017 – $5 $10 $15 $20 $25 FL -1 G A- 2 S C -2 N C -2 FL -2 LA- 1 V A -2 V A -1 LA- 2 AL- 2 TX- 1 S C -1 G A- 1 TX- 2 M S -2 A L- 1 A R -1 N C -1 A R -2 M S -1 TN- 1 TN- 2 Acquisition Markets Disposition Markets Average Acquisitions Located in Strongest U.S. South Markets 73 The Acquisitions are located in the top three U.S. South timber markets, ranked by Timber Mart-South average composite stumpage price by region. Source: TimberMart-South. (1) Composite pricing assumes mix of 50% pulpwood, 30% chip-n-saw and 20% sawtimber. TMS 2016 Composite Price Quartile Rankings  Timber consumption vs. inventory growth remains much more tensioned in Coastal Atlantic markets as compared to other U.S. South timber investment regions  The 2017 Coastal Atlantic Acquisitions are located in the top 3 markets, while the Dispositions are located in markets ranked in the second and third quartiles(1) TMS 2016 Composite Price by Region Top 3 Markets Acquisitions Dispositions

Investor Day | November 2017 Transactions Improve Age-Class Distribution and Rate of Harvest 74 % of Plantation Acres by Age-Class (1) Capital from the Dispositions was used to partially fund the Coastal Atlantic Acquisitions, which have a more mature age-class distribution and higher rate of harvest. (1) Legacy data from 2015 Form 10-K. Harvest rate based on Company estimate of sustainable yield for Dispositions / Acquisitions and 2015 Form 10-K estimate of 5.5 to 5.8 million tons for Legacy Southern Timber segment. % Change by Age-Class (Acquisition – Disposition) Harvest Rate (tons / acre / year)Merchantable Timber Stocking (tons / gross acre) 3.0 4.3 4.7 – 1.0 2.0 3.0 4.0 5.0 Legacy Dispositions Acquisitions – 5% 10% 15% 20% 25% 30% 35% 40% 0-4 5-9 10-14 15-19 20-24 25-29 30+ Legacy Dispositions Acquisitions (30%) (25%) (20%) (15%) (10%) (5%) – 5% 10% 15% 0-4 5-9 10-14 15-19 20-24 25-29 30+ 35 29 45 – 10 20 30 40 50 Legacy Dispositions Acqu sitions

Investor Day | November 2017 Appendix 75

Investor Day | November 2017 Biographies 76 David L. Nunes | President and CEO Service since: 2014 Mr. Nunes has more than three decades of forest products industry experience. He has served in key leadership positions at several timber and real estate companies, including CEO and president, and has substantial background in the areas of timberland management and investments, marketing, strategic planning, mergers and acquisitions and capital planning. Douglas M. Long | SVP, U.S. Operations Service since: 1995 Mr. Long joined Rayonier in 1995 as a GIS Forestry Analyst, and has held multiple positions of increasing responsibility within the forestry division. From 2003-2007, he was a Forest Services Manager and a Regional Manager in Rayonier’s New Zealand operations. In 2007, he returned to the U.S., where he served as Southwest Resource Unit Leader. In 2014, he was promoted to lead U.S. Forest Resources. Christopher T. Corr | SVP, Real Estate and Public Affairs Service since: 2013 Mr. Corr joined Rayonier in 2013. Prior to joining, he served as Executive Vice President, Buildings and Places for AECOM, a global provider of technical and management support services, including real estate planning and development. Chris previously served as Executive Vice President and Chief Strategy Officer of The St. Joe Company. He was also an executive at The Walt Disney Company. Mark McHugh | SVP and CFO Service since: 2014 Mr. McHugh has 17 years of experience in finance and capital markets focusing on the timberland and REIT sectors. Mark joined Rayonier from Raymond James, where he served as Managing Director in the firm’s Real Estate Investment Banking group, responsible for the firm’s timberland and agriculture sector coverage. Rhett Rogers | VP, Portfolio Management Service since: 2001 Mr. Rogers joined Rayonier in 2001 as a District Technical Forester, and has held multiple positions of increasing responsibility. From 2005-2007, he was a Timberland Acquisitions Supervisor in Hoquiam, Washington. In 2007, he was promoted to Resource Unit Leader of Rayonier’s Coastal Resource Unit based in Yulee, Florida and most recently served as Director, Land Asset Management since August 2014. He was promoted to his current position in February 2017.

Investor Day | November 2017 Definitions of Non-GAAP Measures and Pro Forma Items 77 Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, costs related to shareholder litigation, the gain on foreign currency derivatives, Large Dispositions, internal review and restatement costs, costs related to spin-off of the Performance Fibers business, the gain related to the consolidation of the New Zealand JV and discontinued operations. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It removes the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis. EBITDA by segment is calculated as operating income before depreciation, depletion, amortization and specific items that are not indicative of ongoing operating results. EBITDA by segment for Rayonier is equal to Adjusted EBITDA. Last twelve months (LTM) Adjusted EBITDA is a non-GAAP financial measure that Rayonier believes provides investors with useful information to evaluate the Company's ability to service its debt. For purposes of this calculation LTM Adjusted EBITDA is used as an indicator of the Company's performance over the most recent twelve months and debt net of cash is presented as an indicator of Rayonier’s current leverage. Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and spending on the Rayonier office building) and working capital and other balance sheet changes. CAD is a non-GAAP measure that management uses to measure cash generated during a period that is available for dividend distribution, repurchase of the Company's common shares, debt reduction and strategic acquisitions. CAD is not necessarily indicative of the CAD that may be generated in future periods. Costs related to shareholder litigation is defined as expenses incurred as a result of the securities litigation, the shareholder derivative demands and the Securities and Exchange Commission investigation. See Note 10 — Contingencies of Item 8 — Financial Statements and Supplementary Data in the Company’s most recent Annual Report on Form 10-K. In addition, these costs include the costs associated with the Company’s response to a subpoena it received from the SEC in November 2014. In July 2016, the Division of Enforcement of the SEC notified the Company that it had concluded its investigation into the Company. Gain on foreign currency derivatives is the gain resulting from the foreign exchange derivatives the Company used to mitigate the risk of fluctuations in foreign exchange rates while awaiting the capital contribution to the New Zealand JV. Large Dispositions are defined as transactions involving the sale of timberland that exceed $20 million in size and do not have a demonstrable premium relative to timberland value.

Investor Day | November 2017 Reconciliation of LTM Adjusted EBITDA 78 ($ in millions) Q4 2016 Q1 2017 Q2 2017 Q3 2017 Total Net income $50.5 $35.1 $30.8 $28.8 $145.2 Interest, net 8.2 7.9 8.2 8.1 $32.4 Income tax expense 2.8 6.3 7.5 3.0 $19.6 Depreciation, depletion and amortization 31.5 30.8 37.1 28.7 $128.1 Non-cash cost of land and improved development 1.6 4.5 2.8 1.3 $10.2 Costs related to shareholder litigation (1) - 0.7 - - $0.7 Large Dispositions (1) (42.6) (28.2) - - ($70.8) Adjusted EBITDA (1) $52.0 $57.1 $86.4 $69.9 $265.4 (1) Non-GAAP measure or pro forma item (see page 77 for definition). x

Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment

($ in millions)	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Corporate and Other	Total
Q3 2017 LTM							
Operating Income	$43.2	($4.4)	$68.0	$106.6	$3.9	($20.4)	$196.9
Depreciation, depletion & amortization	49.7	34.0	35.6	8.2	-	0.6	128.1
Non-cash cost of land and real estate sold	-	-	0.1	10.1	-	-	10.2
Non-operating income	-	-	0.3	-	-	-	0.3
Costs related to shareholder litigation (1)	-	-	-	-	-	0.7	0.7
Large Dispositions (1)	-	-	-	(70.8)	-	-	(70.8)
Adjusted EBITDA (1)	$92.9	$29.6	$104.0	$54.1	$3.9	($19.1)	$265.4
Q3 2017 YTD							
Operating Income	$35.0	($1.3)	$56.3	$57.3	$3.4	($15.3)	$135.4
Depreciation, depletion & amortization	37.1	23.8	29.3	5.9	-	0.5	96.6
Non-cash cost of land and real estate sold	-	-	0.1	8.5	-	-	8.6
Non-operating income	-	-	0.3	-	-	-	0.3
Costs related to shareholder litigation (1)	-	-	-	-	-	0.7	0.7
Large Dispositions (1)	-	-	-	(28.2)	-	-	(28.2)
Adjusted EBITDA (1)	$72.1	$22.5	$86.0	$43.5	$3.4	($14.1)	$213.4
2016							
Operating Income	$43.1	($4.0)	$33.1	$202.4	$2.0	($20.8)	$255.8
Depreciation, depletion & amortization	49.8	25.2	23.4	16.3	-	0.4	115.1
Non-cash cost of land and real estate sold	-	-	1.8	9.9	-	-	11.7
Costs related to shareholder litigation (1)	-	-	-	-	-	2.2	2.2
Gain on foreign currency derivatives (1)	-	-	-	-	-	(1.2)	(1.2)
Large Dispositions (1)	-	-	-	(143.9)	-	-	(143.9)
Adjusted EBITDA (1)	$92.9	$21.2	$58.3	$84.7	$2.0	($19.4)	$239.7

(1) Non-GAAP measure or pro forma item (see page 77 for definition).

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Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Segment

($ in millions)	Southern Timber	Pacific Northwest Timber	New Zealand Timber	Real Estate	Trading	Corporate and Other	Total
2015							
Operating Income	$46.7	$6.9	$2.8	$44.3	$1.2	($24.1)	$77.8
Non-operating expense	-	-	-	-	-	(0.1)	(0.1)
Depreciation, depletion & amortization	54.3	14.8	29.7	14.5	-	0.4	113.7
Non-cash cost of land and real estate sold	-	-	0.5	12.0	-	-	12.5
Costs related to shareholder litigation [1]	-	-	-	-	-	4.1	4.1
Adjusted EBITDA [1]	$101.0	$21.7	$33.0	$70.8	$1.2	($19.7)	$208.0
2014							
Operating Income	$45.7	$29.5	$9.5	$47.5	$1.7	($35.6)	$98.3
Depreciation, depletion & amortization	52.2	21.3	32.2	13.4	-	0.9	120.0
Non-cash cost of land and real estate sold	-	-	4.3	8.9	-	-	13.2
Large Dispositions [1]	-	-	-	(21.4)	-	-	(21.4)
Internal review and restatement costs [1]	-	-	-	-	-	3.4	3.4
Adjusted EBITDA [1]	$97.9	$50.8	$46.0	$48.4	$1.7	($31.3)	$213.5
2013							
Operating Income	$37.8	$32.7	$10.6	$55.9	$1.8	($30.1)	$108.7
Depreciation, depletion & amortization	49.4	21.4	27.7	17.4	-	1.0	116.9
Non-cash cost of land and real estate sold	-	-	-	10.2	-	-	10.2
Large Dispositions [1]	-	-	-	(25.7)	-	-	(25.7)
Gain on Consolidation of New Zealand JV [1]	-	-	-	-	-	(16.2)	(16.2)
Adjusted EBITDA [1]	$87.2	$54.1	$38.3	$57.8	$1.8	($45.3)	$193.9
2012							
Operating Income	$23.4	$20.6	$2.0	$32.0	($0.1)	($45.8)	$32.1
Depreciation, depletion & amortization	52.7	22.2	0.2	8.1	-	1.4	84.6
Non-cash cost of land and real estate sold	-	-	-	4.7	-	-	4.7
Adjusted EBITDA [1]	$76.1	$42.8	$2.2	$44.8	($0.1)	($44.4)	$121.4

(1) Non-GAAP measure or pro forma item (see page 77 for definition).

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